Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-253144) of Technip Energies N.V. of our report dated March 25, 2022 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France
March 25, 2022